SCHEDULE A

This Schedule sets forth information with respect to each purchase and sale of Common Shares which were effectuated by a Reporting Person within the past sixty days. All transactions were effectuated in the open market through a broker.

OASIS INVESTMENTS II MASTER FUND LTD.

Trade Date	Shared Purchased (Sold)	Price ($)*

09/03/2026

09/04/2026

09/09/2026

09/10/2026

09/11/2026

09/14/2026

09/15/2026

09/16/2026

09/17/2026

09/18/2026

09/22/2026

09/24/2026

09/25/2026

09/28/2026

09/29/2026

09/30/2026

10/01/2026

10/12/2026

10/13/2026

10/14/2026

10/15/2026

10/16/2026

10/19/2026

10/20/2026

10/21/2026

10/23/2026

10/26/2026

10/28/2026

10/29/2026

11/02/2026

11/03/2026

2,100 361 12,902 19,081 3,778 1,683 24,792 2,120 6,036 24,578 4,547 3,000 426 28,353 26,912 279 72,640 62 107 35,561 91,432 14,257 100 2,650 5,506 123 2,271 100 488 90,512 1,000

4.1571

4.3000

4.3000

4.2997

4.3000

4.3000

4.3000

4.3000

4.3000

4.2994

4.3000

4.3000

4.3000

4.3000

4.3000

4.3000

4.3000

4.3000

4.3000

4.3000

4.3000

4.3000

4.3000

4.3000

4.3000

4.3000

4.3000

4.3000

4.3000

4.3000

4.3000

*       Excluding commissions, SEC fees, etc. (rounded to nearest cents).